QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21.01

CALIFORNIA COASTAL COMMUNITIES, INC.
WORLDWIDE SUBSIDIARY LIST
12/31/08

	Percentage Ownership	State/Country of Incorporation
Henley Facilities, Inc.	100	Delaware
New Henley Holdings Inc.	100	Delaware
Air Correction International, Inc.	100	Delaware
Henley Investments, Inc. Two	100	Delaware
Procon International Inc.	100	Delaware
Pullman Passenger Car Company Inc.	100	Delaware
Trailmobile International Ltd.	100	Delaware
Trailmobile Leasing Corp.	100	Delaware
W.O.L. Corporation	100	Delaware
Signal Landmark Holdings Inc.	100	Delaware
Signal Landmark	100	California
Calumet Real Estate Inc.	100	Delaware
Hearthside Residential Corp.	100	Delaware
Henley/KNO Holding Inc.	100	Delaware
Hearthside Holdings, Inc.	100	Delaware
Hearthside Homes, Inc.	100	California
Hearthside Homes Oxnard, L.L.C.	50	Delaware
HHI Chandler, L.L.C.	100	California
HHI Chino II, L.L.C.	100	California
HHI Crosby, L.L.C.	100	California
HHI Hellman, L.L.C.	100	California
HHI Lancaster I, L.L.C.	100	California
HHI Seneca, L.L.C.	100	California
KREG Holdings Inc.	100	Delaware
WT/HRC Corporation	100	Illinois

QuickLinks

  Exhibit 21.01
CALIFORNIA COASTAL COMMUNITIES, INC. WORLDWIDE SUBSIDIARY LIST 12/31/08